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                                                                EXHIBIT 15.1



                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-      ) pertaining to the SAFECO Long-Term Incentive Plan of 1997 of
SAFECO Corporation of our report dated February 14, 1997, with respect to the consolidated financial statements and schedules of SAFECO Corporation and subsidiaries included and incorporated by reference in its Annual Report
(Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Seattle, Washington
April 30, 1997